Exhibit 99.2
Final Transcript
Conference Call Transcript
SAFM - Q4 2006 Sanderson Farms Earnings Conference Call
Event Date/Time: Dec. 05. 2006 / 11:00AM ET

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CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms - Chairman, CEO
Mike Cockrell
Sanderson Farms - Treasurer, CFO
Lampkin Butts
Sanderson Farms - President, COO
CONFERENCE CALL PARTICIPANTS
Oliver Wood
Stifel Nicolaus - Analyst
Farha Aslam
Stephens Inc. - Analyst
Christine McCracken
FTN Midwest Research - Analyst
Pablo Zuanic
J.P. Morgan - Analyst
Mitch Norton (ph)
Sanfeld Wed - Analyst
John Kohler
Oppenheimer & Company - Analyst
Matt Shannon (ph)
Somerset Capital Advisors - Analyst
Matt Servage (ph)
Skovia Capital - Analyst
PRESENTATION
Operator
Good day and welcome to the Sanderson Farms conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to the Chairman and Chief Executive Officer, Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you. Good morning, and welcome to Sanderson Farms fourth quarter and year-end conference call. With me on the call today are Lampkin Butts, our President and Chief Operating Officer, and Mike Cockrell, our Treasurer and Chief Financial Officer.
We issued a news release this morning announcing net earnings of $10.5 million, or $0.52 per fully diluted share for our fourth fiscal quarter of 2006. The $10.5 million in net income during the quarter includes the recognition as other income of $3.6 million or $0.11 per share net of income taxes for Hurricane Katrina-related insurance recoveries. Mike will discuss the insurance more in a moment.
The results of the quarter also reflect the federal income tax benefit of $500,000 or $0.02 per share, related to certain tax credits available to companies operating in the areas affected by Hurricane Katrina.

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During the fourth quarter of fiscal 2005, we earned $10.1 million or $0.50 per diluted share. For the year ended October 31, 2006, we reported a net loss of $11.5 million, or $0.57 per diluted share. For fiscal 2005, we reported net income of $70.6 million, or $3.51 per diluted share.
Each of you should have received a copy of the release and accompanying financial summary. If you did not, they are available on our website at www.sandersonfarms.com.
I will begin the call with brief comments about the year and then turn the call over to Lampkin and Mike for a detailed account of the operating and financial results. Before we make any further comments, I would like to ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Thank you, Joe, and good morning, everyone. Before we begin the call this morning, I need to caution you that the call will contain forward-looking statements about the business, financial condition, and prospects of the Company. All forward-looking statements are based on management’s current expectations or beliefs, as well as assumptions made by, and information currently available to management. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K, and in the Company’s most recently filed quarterly report on Form 10-Q. Our Form 10-K for the fiscal year ended October 31, 2006 will be filed with the Securities and Exchange Commission on or before December 29, 2006.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you, Mike. While the overall chicken markets were lower during our fourth fiscal quarter when compared to the fourth quarter of last year, conditions were more favorable during the first half of the quarter than during the first half of the year. The improved conditions during the first part of the quarter, together with the insurance recoveries and hurricane-related tax credits, allowed us to report net income of $0.52 per fully diluted share. We reported net income of $0.50 for the same quarter last year. Despite ending the year with two profitable quarters, we reported a net loss for the full year of $11.5 million or $0.57 per share. Our net sales for the full year were $1.048 billion.
Although we reported a net loss for the year, significant achievements were made at Sanderson Farms during fiscal 2006. The year was highlighted by the ramping up to full production of our new Georgia complex, which at full production represents an increase in production capacity of 1.2 million head of retail-sized chickens per week. I want to congratulate the people of Sanderson Farms for opening the new Georgia facility on time and on budget, and for a smooth transition to full production.
We also announced the construction of a new complex in Waco, Texas, in 2006. That project is now on schedule to begin operations during our fourth quarter of fiscal 2007. Waco will represent another 1.2 million head of chickens per week, this time targeting the big bird deboning market. The additional pounds produced in Moultrie and at Waco will provide steady growth for the Company through 2009.
At this time, I will turn the call over to Lampkin.

Lampkin Butts - Sanderson Farms - President, COO
Thank you, Joe. As Joe mentioned, market prices for poultry products were lower across the board except for wings during our fourth quarter when compared to our fourth quarter last year, although the prices for all products were higher than the prices experienced during the first half of the year. The average Georgia dock price during our fourth quarter was 6.7% lower than last

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year’s fourth quarter. For the year, the Georgia dock average $0.6978 per pound which was a 6.1% decrease from the $0.7429 per pound average during fiscal 2005. Bulk leg quarter prices decreased 26.6% for the quarter, compared to last year’s fourth quarter and decreased 24.6% for the year. Boneless breast prices during our fourth quarter were lower by 2.6%, when compared to the fourth quarter a year ago, and were 15.4% lower for the year. Finally, wing prices during our fourth quarter averaged $0.96 per pound, up $0.10 from the average of $0.86 per pound during last year’s fourth quarter. For the year, however, wing prices were down 5.9%, from an average of $0.946 per pound during fiscal 2005, to an average of $0.89 per pound during fiscal 2006. All of this said, our average sales price for poultry products during fiscal 2006 was more than $0.0895 per pound below last year, decreasing 14.6% for the year ended October 31, 2006, when compared to the year ended October 31, 2005.
Our costs for corn were higher during the quarter compared to last year’s fourth quarter, rising 13.6%, while the cost for soybean meal dropped 8.1% during our fourth quarter compared to last year. The Company’s current cost for these commodities are up substantially, and we expect higher prices to continue for the foreseeable future. Based on current pricing, feed grain costs for the Company during fiscal 2007 would be approximately $100 million higher than 2006 costs. Joe will have more to say on feed costs in a few minutes.
We are obviously pleased with the transition to full production at our new Georgia facility. The additional production represented by the new facility adds over 20% in new weekly capacity compared to the Company’s weekly capacity before opening the plant. As expected, this new capacity has opened new marketing opportunities for the Company, and our sales team has added several new retail customers on the East Coast during the past year.
Just as we do near the beginning of each fiscal year, we met with our managers last week to identify opportunities in our plants and the field and in sales that we will work to capture during 2007, and we expect our overall operating performance to continue to improve. Our goal for 2007 is, as always, to operate at the top of our industry, regardless of market conditions. While grain prices have moved higher, the chicken market has remained soft with prices for all parts of the chicken below year-ago levels. It is encouraging to note, however, that supply trends are positive. Egg sets have averaged below year-ago levels for the past three months, while chick placements and head slaughter numbers have also trended downward compared to last year.
For our part, we announced a reduction in head process last May that has reduced ready-to-cook pounds produced by the Company by 4.38%, since the cut was implemented in July. Those cuts will remain in place through the end of the calendar year.
While dark meat prices are down considerably from their highs for the year, the USDA is predicting higher exports during 2007, compared to 2006. If this prediction holds, the export demand should continue to provide support for dark meat prices and, to some extent, the market for all of chicken.
As many of you know, total U.S. chicken exports were down significantly during the first part of our fiscal 2006 as a result of avian influenza concerns but rebounded as the year progressed. For the first nine months of the calendar year, total U.S. exports were essentially flat with 2005, decreasing by just 0.9%. Most every export market experienced growth in volumes during the year, including a 1.9% increase in volume to Russia and 148% increase in volume to China. The most significant decrease in export volume was in Mexico, which reflected a 17.5% decrease in volume. We believe the recent trade agreement signed with Russia will stabilize exports to that country through 2009. The USDA is also predicting only modest increases in chicken production during 2007, which is supported by leading indicators such as egg sets and breeder placements. Breeder chick placements over the last nine months are even with the same month a year ago, and the projected breeder flock for May, 2007 is actually slightly below 2006 levels. These numbers support the USDA’s estimate of a very modest increase in production for calendar 2007 compared to 2006.
At this point, I would like to turn the call over to Mike Cockrell, Chief Financial Officer.

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Final Transcript
Mike Cockrell - Sanderson Farms - Treasurer, CFO
Thank you, Lampkin. We were pleased with our financial performance during the fourth fiscal quarter. Net sales for the quarter totaled $291.7 million, up from $262.5 million during the same quarter during fiscal 2005. Net sales for the fourth quarter of fiscal 2005 included $13.4 million of sales expenses reclassified to cost of sales to conform to the classifications in the current period. The increase in net sales reflects the lower poultry market prices described by Lampkin but an increase in the pounds of poultry products sold during this year’s fourth quarter of 21.1%, when compared to last year’s fourth quarter. This increase in pounds was the result of the increased head processed at our Moultrie division, higher live weights at our Collins, Mississippi division and the reduced number of head processed during last year’s fourth quarter as a result of Hurricane Katrina.
For the fiscal year, net sales totaled $1.048 billion, or a one-half of 1% decrease from the $1.053 billion for fiscal 2005. The $1.053 billion for 2005 includes the reclassification of certain sales expenses to cost of sales from net sales of $47 million to conform to the classification of such expenses during 2006.
Cost of sales for the year increased 17.1% compared to a year ago, and totaled just over $1 billion. While the average sales price for poultry products during fiscal 2006 was down 14.6% compared to a year ago as reported by Lampkin, the average cost per pound in our Moultrie division actually increased 2.5% compared to last year, reflecting the higher grain costs. Our cost of sales for the three months ended October 31, 2006, increased 17.8%, as compared to the same period a year ago. This increase is primarily a result of the increased poultry pounds sold during the quarter.
SG&A expenses for fiscal 2006 were down $14.7 million compared to last year. This decrease was due in part to the absence of start-up costs during fiscal 2006 related to the new Georgia complex, which cost for books SG&A costs during 2005, until operations began in August of 2005. We also reduced spending on our advertising program. We paid no bonuses for fiscal 2006, and we accrued no contribution to our ESOP.
At the end of our fiscal year, our balance sheet reflects stockholders’ equity of $328.3 million and net working capital of $112.9 million. The current ratio is 2.9 to 1. Our total debt at year end was $81.5 million, and our debt to cap ratio was 20% at October 31. Our net debt to cap ratio was 18.4%.
For the year, we spent $82.6 million on capital improvements and we paid $9.8 million in dividends to our shareholders. For fiscal 2006, our interest expense was $2.8 million, an increase from the $433,000 paid for interest during fiscal 2005 and reflects our higher outstanding debt.
During fiscal 2006, as I mentioned, we spent $82.6 million on planned capital projects. That included $16.4 million in Collins to complete the construction of the new feed mill and the hatchery expansion, $9.4 million to complete the new general office in Laurel, and $15.2 million to begin construction of our new Waco, Texas complex. We expect our capital expenditures for fiscal 2007 related to our existing facilities to be approximately $25.7 million, and that will be funded by cash on hand, internally generated working capital, cash flows from operations, and as needed, liquidity provided by our revolving credit facility. We also expect fiscal 2007 capital expenditures related to the Waco facility to total $67.1 million, bringing our total fiscal 2007 capital budget to $92.8 million. And as I mentioned, if needed, the Company has a $200 million revolving credit facility of which $175 million was available at October 31, 2006. That 9.8 — or excuse me, that $92.8 million capital budget includes approximately 3.3 million in operating leases.
Our depreciation and amortization during fiscal 2006 totaled $30.8 million and we expect approximately $34 million in depreciation and amortization for fiscal 2007.
The Company’s financial statements for the third fiscal quarter reflected a receivable from the Company’s insurance carriers of $2.9 million for property damages and expenses incurred resulting from Hurricane Katrina. We received a total of $6.8 million during the fourth fiscal quarter in the final settlement of our Hurricane Katrina-related claims. Of this total, $3.6 million was booked as other income which resulted in an $0.11 per share benefit during the quarter. The balance received offset the

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Final Transcript
previously accrued insurance receivables. We are pleased to have completed our negotiations with our insurance carriers, and we expect no additional claims or payments related to the hurricane.
With that, I will turn the call back over to Joe for some closing comments.

Joe Sanderson - Sanderson Farms - Chairman, CEO
I would like to follow up on a couple of things mentioned by Lampkin and then we will open the call for questions and answers. Lampkin mentioned that based on current grain prices, our feed grain costs will be approximately $100 million more during fiscal 2007 than they were during 2006. That estimate is based on today’s cash market price for grain. But I caution anyone building a model that prices have been very volatile and I expect that volatility to continue. I reported to you on the last call in August that we had priced none of our 2007 needs as of that date but we would be looking for opportunities during the harvest to begin pricing some of our needs for fiscal 2007. Unfortunately, grain prices rallied through the harvest, and obviously, did not fall into a range where we typically become aggressive pricing our needs. As a result, we are currently on the market for our 2007 grain needs. With the appetite for corn growing for methanol producers, I expect all grain markets to remain high and volatile, at least through the 2007 crop year.
Although grain prices will be higher during 2007, our Company and our industry could still return to profitability. I estimate that grain costs will add approximately $0.05 per pound to the cost of producing a pound of fresh chicken. In order to offset this cost, the chicken markets must move in tandem with theses increased costs. There actually are many scenarios by which these higher costs could be offset as market prices for different parts of the chicken move. For example, if the spot market prices for boneless breast meat and tenders moved to their five-year average during fiscal 2007 versus what they averaged during fiscal 2006, that move alone would offset over 90% of the additional cost of corn and soy.
There are many feasible variations of movement in market prices that would accomplish the same result. Lampkin described the supply side cuts that are beginning to show in the leading indicator statistics and they are showing in the marketplace as well. Last week, the spot market price for boneless moved up $0.09 per pound. I have confidence that the fundamental rules of supply and demand and economics will work to return the industry to profitability. In the meantime, we will manage this Company as we always do, which is with the same goal regardless of where we are in the chicken cycle. As Lampkin said, our goal will be to operate at the top of the industry, and to remain a low cost producer of quality chicken products during fiscal 2007.
With that, we will now open up the call for the question and answer period.

QUESTION AND ANSWER
Operator
Thank you. [OPERATOR INSTRUCTIONS] We will go to Oliver Wood with Stifel Nicolaus.

Oliver Wood - Stifel Nicolaus - Analyst
Great. Thanks a lot. Good morning. Congratulations on a good quarter.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

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Oliver Wood - Stifel Nicolaus - Analyst
My first question is on your tax rate and just trying to understand, if you back out the 3.6 million before adjusting for the credit, I get a tax rate in the mid-teens. Just kind of curious if you can help us get to that number, and then also what we should expect next year?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Next year, I suspect you will head back towards your 38% normalized tax rate, and that’s what I would use in your model. This year is very unusual in that we had a couple of things working. First, we had the significant credits that we reported in the third quarter, as well as in the fourth quarter, related to the hurricane. And when you apply that, particularly when you’re losing money in a loss situation, that actually increases the effective tax rate to get the benefit that we reported. And then also, we had during the quarter — during the fourth quarter, we had a small tax credit available to us. It was a state, Mississippi state tax credit. It wasn’t a material amount of money, so it wasn’t separated out and it was a normal ongoing thing, but we had a tax credit available to us in Mississippi for building a new corporate office and locating that corporate office in the state of Mississippi so we had a state tax credit working as well. But I expect that to normalize beginning in the first quarter of fiscal 2007, and going forward, I would use the 38% tax rate.

Oliver Wood - Stifel Nicolaus -Analyst
Okay. As we look at corn prices and think about the $0.05 needed on the chicken side of the equation to overcome the higher feed costs today, can you give us a sense of the band of net sales per pound, just kind of frame it out for us in terms of how much do prices really move around?

Joe Sanderson - Sanderson Farms - Chairman, CEO
You mean like the band between the top and bottom?

Oliver Wood - Stifel Nicolaus - Analyst
Yes.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, in 2004, the spread was 255 down to 140, I believe.

Oliver Wood - Stifel Nicolaus - Analyst
Okay.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Historically, we used to look at $1.20 to $1.80, and unless it was volatile, that was $1.20 during the winter and get up to $1.80 by Labor Day, July the 4th to Labor Day. That has changed, and it has not operated in that band in the last three, four years. But that is kind of what boneless does. Leg quarters move less than that. The Georgia dock doesn’t move that much, either.

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Oliver Wood - Stifel Nicolaus - Analyst
And then from a competitive standpoint, competitors have announced plans to shift away from larger birds. Would you all consider a similar move, or how do you kind of think about those decisions?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, we always look at the market, and we — we made a shift to big birds in the late ‘90s, and it was because the market was telling us to do that. It has served us well. And this last quarter further confirmed our belief that we’re in the right marketing mix with tray pack and big bird deboning. But we will always be open minded about that and look for opportunities to make more money for our shareholders.

Oliver Wood - Stifel Nicolaus - Analyst
Okay. And then I guess my final question, DDGs, is this something you all are looking at, using in your feed mix? If you could just give us a sense there.

Joe Sanderson - Sanderson Farms - Chairman, CEO
We’re not using that. We remain in contact with the suppliers. It doesn’t, right now, as long as somebody is using DDGs, it is replacing corn and meal in some diets, and if that —. I don’t think there are a lot of chicken people using it because of the quality of the material and the ability to get it through the feed mill. But as that supply grows, and the processors, the DDG processors realize that to move into the poultry industry, they are going to have to process that product a little bit more, I think they will do that.

Lampkin Butts - Sanderson Farms - President, COO
It will probably price its way in at some point.

Oliver Wood - Stifel Nicolaus - Analyst
Okay. And I guess as a follow-up, I mean is there any other way to shift the feed mix even a little bit away from corn, given the prices? Or does it make sense, given the relative price of soybean meal?

Joe Sanderson - Sanderson Farms - Chairman, CEO
We lease cost formulate every day, and it moves some, but it is not appreciable. You might be pulling in a little bit more soy right now, but it is not material to the price of corn, I will tell you that.

Oliver Wood - Stifel Nicolaus - Analyst
All right. Well, thank you very much for answering the questions. And I will pass it on.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

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Operator
We will get go next to Farha Aslam with Stephens Inc.

Farha Aslam - Stephens Inc. - Analyst
Hi. Good morning.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

Farha Aslam - Stephens Inc. - Analyst
In the quarter, what was your actual selling price year-over-year?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
We don’t typically give that, Farha. We gave you the percentage increase, of course, and — or excuse me, decrease year over year.

Farha Aslam - Stephens Inc. - Analyst
I’m sorry, yes, the percentage decrease —

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Oh, I’m sorry. I thought you asked for the actual number.

Farha Aslam - Stephens Inc. - Analyst
No, no no. The selling price percentage.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Yes, 2.2% lower.

Farha Aslam - Stephens Inc. - Analyst
2.2% lower in terms of prices.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Right.

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Farha Aslam - Stephens Inc. - Analyst
Okay. And then when you note that 100 million in increased grain costs for next year, is that based on a 9% increase in volume?

Joe Sanderson - Sanderson Farms - Chairman, CEO
No, that is comparing — that does not take into account the volume increase. That is comparing 2006 — that is using 2006 volume.

Farha Aslam - Stephens Inc. - Analyst
That would be based on 2006 volume. And do you still anticipate — I know in the past, you said about 9% volume increases in fiscal ‘07 versus ‘06. Is that still a good number to use?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
I’m sorry, Farha. Would you say that again?

Joe Sanderson - Sanderson Farms - Chairman, CEO
She asked if the — what is the volume increase going to be for ‘07.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
With Waco mainly —

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, Waco is not going to really get into the equation for 2007. Roughly around 10%, 9 to 10%.

Farha Aslam - Stephens Inc. - Analyst
So 9 to 10% on top of that possible 100 million?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Yes.

Farha Aslam - Stephens Inc. - Analyst
Okay. And then when we look at pricing, recently you noted breast meat pricing has recovered to $1.13 or so, and when you look — do you think pricing can recover quickly enough by January to offset the impact of grain? Do you think you can produce a positive net earnings in the first quarter or do you anticipate earnings to be negative in the first quarter?

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Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, I can’t comment on exactly that, but I will tell you that we have to have appreciable significant improvement in the market to offset the grain costs we’re seeing right now. I mean it has got to be big time. And we don’t expect the markets to move appreciably until really the first of January. They make — we may see some more, but it is really going to be January, and it will be — it will have to be a steep climb quickly to offset these additional costs we’re having.

Farha Aslam - Stephens Inc. - Analyst
So if we’re anticipating red ink in the first quarter —

Joe Sanderson - Sanderson Farms - Chairman, CEO
I didn’t say that now.

Farha Aslam - Stephens Inc. - Analyst
Okay.

Joe Sanderson - Sanderson Farms - Chairman, CEO
I just said, I said the market has to recover rapidly and big time to offset this cost. I didn’t say it was going to happen. It wouldn’t surprise me with the cutbacks we’ve seen for the market to improve in January. We think that probably is going to happen.

Farha Aslam - Stephens Inc. - Analyst
Improve to be sort of $1.45 breast meat that you would need to —

Joe Sanderson - Sanderson Farms - Chairman, CEO
That is not out of the question.

Farha Aslam - Stephens Inc. - Analyst
Do you think that’s — ?

Joe Sanderson - Sanderson Farms - Chairman, CEO
I don’t know that it would average $1.45 for the month but it wouldn’t surprise me if it got to that number during the month.

Farha Aslam - Stephens Inc. - Analyst
During the month, you could see January breast meat pricing at $1.45?

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Final Transcript
Joe Sanderson - Sanderson Farms - Chairman, CEO
Yes.

Farha Aslam - Stephens Inc. - Analyst
Given the production cuts?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Yes.

Farha Aslam - Stephens Inc. - Analyst
Okay. And then leg quarter, recently we’ve heard in the international markets, that the next round of negotiations point to higher leg quarter prices. Could you just give us some color on that front?

Lampkin Butts - Sanderson Farms - President, COO
Farha, we have not booked January leg quarters, but the discussions have been for higher prices in January for export leg quarters, and I can’t give you a number, and it’s not confirmed, but it looks, they’re trending higher than November/December.

Farha Aslam - Stephens Inc. - Analyst
Okay. Great. Thank you.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Farha, before you fall off, I want to make sure that I answered your right question when you asked about the decrease in the average sales price of chicken. As Lampkin said in his comments, the decrease for the year was 14.6% in the average sales price of poultry meat.

Farha Aslam - Stephens Inc. - Analyst
But that’s your selling price or for the industry?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
That’s ours.

Farha Aslam - Stephens Inc. - Analyst
That’s yours for the year? And then for the quarter, you were down 2.2%?

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Mike Cockrell - Sanderson Farms - Treasurer, CFO
No, for the quarter 8.91%.

Farha Aslam - Stephens Inc. - Analyst
8.91% for the quarter.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Right.

Farha Aslam - Stephens Inc. - Analyst
Great. That’s very helpful. Thank you.

Mike Cockrell - Sanderson Farms — Treasurer, CFO
Thank you.

Operator
We will go next to Christine McCracken with FTN Midwest Research.

Christine McCracken - FTN Midwest Research - Analyst
Good morning.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning, Christine.

Christine McCracken - FTN Midwest Research - Analyst
Just to follow up on the pricing outlook for chicken. A couple of your competitors have talked about the resistance they’re facing in passing through some of the price increases thus far. Have you faced that with your customers at all or are they more open to kind of market conditions and pricing that in?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, I would say that our customers always resist price increases. But Christine, the contracts we have that are mainly further processed contracts for ‘07, unless there is a grain clause in those contracts, those customers would resist a price change. Most of our business, particularly our fresh business, is based off market close, whether it is the Georgia dock or [Lornabury,] and as those markets go up, it is just an automatic pass-on for those prices to increase.

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Final Transcript
Christine McCracken - FTN Midwest Research - Analyst
Okay. So you’d need the underlying market prices to essentially just go up and then you will price that through?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Yes. That’s the primary way we will pass along increases in price.

Christine McCracken - FTN Midwest Research - Analyst
And with the recent — obviously news of consolidation in the industry, is your level of confidence improved relative to market conditions? Does that change your outlook at all for ‘07? Maybe you can talk about what that means for your business.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, we congratulate the two parties that have completed that transaction or are about to complete it. It appears that it’s something they both wanted to do at the end of the day, and we don’t think that will have any material bearing on our business or on supply and demand, just tell you the truth. And we think consolidation will continue in the industry.

Christine McCracken - FTN Midwest Research - Analyst
All right. Anything specific? I mean, is your outlook still the same that you feel comfortable given your size now with larger players? Maybe does that change your outlook at all relative to your strategic positioning in the industry?

Joe Sanderson - Sanderson Farms - Chairman, CEO
No, not really. We will try real hard.

Christine McCracken - FTN Midwest Research - Analyst
And then just on your plans to continue with the Waco expansion, I know a lot of people in the industry kind of I guess are concerned or skeptical as to why you choose to go forward with that right now given the announcements by some others of continued cutbacks in ‘07. What would your response be at this point?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, our first responsibility is to our shareholders. The decision about Waco was made in 2005, in first part of 2006, and the trigger for it was our balance sheet. It had nothing to do with the market or avian influenza or high grain price. And if we were making other capital decisions today, we would use the same principals. The volume in Waco will not come on in 2007. It will begin starting — it will start operating in August of 2007, and the volume won’t come on until the fourth quarter of 2008. I have no idea what the market is going to be next month, much less the fourth quarter of 2007 or the fourth quarter of 2008. And we felt like we were fulfilling our responsibility to our shareholders. Our deal is to get the price of our stock up. We won’t — and we know that will be more doable with more pounds. And so, I wish our balance sheet had allowed us to build two plants instead of one, I reckon.

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Final Transcript
Christine McCracken - FTN Midwest Research - Analyst
I’m sure. Other people in the industry not necessarily voicing the same.

Joe Sanderson - Sanderson Farms - Chairman, CEO
I understand, and I have a great deal of respect for those people. They have all been in business a long time and they have been successful and I respect their judgments. And we put in a cut. We processed almost 5% less head of chickens than we would have otherwise since last May. But —

Christine McCracken - FTN Midwest Research - Analyst
To be clear — sorry.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Go ahead. Excuse me.

Christine McCracken - FTN Midwest Research - Analyst
To be clear, that cut though, according to your comments, is going to come off at the end of the year, right?

Joe Sanderson - Sanderson Farms - Chairman, CEO
It is.

Christine McCracken - FTN Midwest Research - Analyst
Okay. And then just lastly, on feed costs, you kind of commented on that, but what about transportation? A lot of people are talking about tight capacity there and that affecting the cost of feed as well. I think, given some of these ethanol plants tying up some of the rail lines, maybe you could comment on that and how it might affect your feed costs.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, we have not priced our grain needs for the year. We have bought about 100% of our basis in soy, and probably 50 to 60% of our corn. We do see the basis stronger in some areas of the country, which the basis includes the freight for us. But we’re going to be fairly close to last year’s freight costs on our grain needs with the possible exception of Texas. The western area, I believe, we are experiencing an increase in basis in Texas. But it is really not material. The other end, the freight out, I will let Lampkin comment on that.

Lampkin Butts - Sanderson Farms - President, COO
Well, the — based on the price of diesel fuel, our freight costs getting to our customers has gone up this year. Some of that we have been able to pass along. Some of it we absorb. I think our outgoing freight was up $2 million a quarter.

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Final Transcript
Mike Cockrell - Sanderson Farms - Treasurer, CFO
And that’s in the ballpark, that’s close to right. And then Christine, we — for our own fleets, we buy 3.5 to 4 million gallons of diesel and gasoline a year. We said before to that question that it is just not a material amount to us, and gasoline is down, and it will cost us less, but it is not a material amount of money.

Christine McCracken - FTN Midwest Research - Analyst
Good to hear it. Thanks.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

Operator
We will go next to Pablo Zuanic with J.P. Morgan.

Pablo Zuanic - J.P. Morgan - Analyst
Good morning, everyone.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

Pablo Zuanic - J.P. Morgan - Analyst
Just briefly, can you remind us on the mass on how we get to your revenue per pound. I understand in the past you’ve said your tray package is mostly linked to the whole bird sport price and your big bird deboning would be linked to a composite of the parts and remind us what would be the mix right now roughly, and then how we get to a composite?

Lampkin Butts - Sanderson Farms - President, COO
We’re at about 3.6 million head of tray pack, and about 3 million head of big bird deboning, and the pounds would be pretty close 50/50.

Pablo Zuanic - J.P. Morgan - Analyst
Okay. And obviously, the whole bird will get the direct price, but for the composite, what is the right mix to use there for you guys, when we talk about the composite on pricing, your big bird deboning business?

Lampkin Butts - Sanderson Farms - President, COO
Well, all of the big bird deboning, or 90-plus% of the big bird deboning would be stock market based Lornabury.

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Final Transcript
Pablo Zuanic - J.P. Morgan - Analyst
Sure but which one? Are we talking about the boneless skinless breast or is it a mix of different parts and that’s what I’m trying to clarify.

Lampkin Butts - Sanderson Farms - President, COO
Okay. The boneless breast, the tenders, and the wings are based off — basically based off the Lornabury daily quotes and weekly quotes. And leg quarters are typically reflected in that, to some extent, which represents about 45% of your sales. And the leg quarter pricing, that’s not off of Lornabury but it is reflected —

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Lornabury trends the same way as exports. It is not always the same number but the trend is the same.

Lampkin Butts - Sanderson Farms - President, COO
So you can get most of the prices for the big bird deboning off of the Lornabury quotes.

Pablo Zuanic - J.P. Morgan - Analyst
I know that. But what I’m asking really is usually we know the support prices for all of the products. What I’m having a hard time getting to many times in the discussions is what is the right mix and when I say the component, your big bird deboning business, is it 50% linked to boneless skinless breast and 25 to tenders and 20 to wings? Is that something you can provide briefly here?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
The cutout percentages?

Lampkin Butts - Sanderson Farms - President, COO
Well I think Pablo is asking — boneless, we figure boneless breast at 17% of pounds, tenders 4%, wings 7.8, and leg quarters 35.9.

Pablo Zuanic - J.P. Morgan - Analyst
Okay.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
That is percent of — is that live —

Lampkin Butts - Sanderson Farms - President, COO
That is yielded pounds.

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Final Transcript
Joe Sanderson - Sanderson Farms - Chairman, CEO
Is that what you’re looking for?

Pablo Zuanic - J.P. Morgan - Analyst
That’s fine. That’s useful. Yes, that’s what I’m looking for. Okay, a more, a couple of strategic questions. When you took away your market share gains in the case of the Moultrie plant, who is losing share? Is it the smaller guys or companies like Gold Kist in the southeast? And what was so special about what you were doing that allowed you to gain share in those regions?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, it would be — there is no particular person that we have been replacing on the East Coast with the tray packets. When we find an opening, when we find — we might find a customer that is displeased with the service level he is getting, or doesn’t want to carry the same product as a competitor. Those are typically why you get in there, and then you have to be competitive with price, and you really have to do a little bit better job of servicing. And we have been able to do that.

Pablo Zuanic - J.P. Morgan - Analyst
Okay. And as you open these new plants, Moultrie and now Waco in the future, is that going to have a meaningful impact on your grower payments? Are you — obviously you have to get new grower capacity there and somebody has to set out those farms unless you’re taking them away from other people.

Lampkin Butts - Sanderson Farms - President, COO
We don’t, we did not— we typically build our own. And build them new, and our grower payments — actually the grower payments in Georgia for the growers is the same as it is in Mississippi. Is that correct? And we have the same grower payments across the — from Texas to Georgia. And we did — I believe our breeder housing may be a little higher in Georgia than for 2006, but will not be for 2007. The hen houses.

Pablo Zuanic - J.P. Morgan - Analyst
All right. Now, the industry consolidation, the past, the way I understood your strategy, to mostly greenfield. You all believe that obviously your implement building, state of the art plants, maybe not so interested in buying older capacity. Is that the way we should think about Sanderson going forward? You said you are pretty much done through ‘09. But do you see yourself being a player in that potential consolidation or is your goal just to be gaining share through greenfield projects?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, historically we have done both. We have bought and we have built. We bought Hammond, we bought Collins, we bought the foods division. We are open to either one of those routes, as long as our balance sheet says we can do it. We would go either way. And it doesn’t matter, as long as — the thing about it is, we don’t like to wait. And to buy something, you have to come to an agreement. Somebody’s got to be wanting to sell, and we didn’t feel like — and it’s got to be something that we would buy. We do like to locate them close to customers, and have state of the art, and our new broiler housing has given us a great deal of efficiencies, and — but we will do either one.

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Final Transcript
Pablo Zuanic - J.P. Morgan - Analyst
Okay. One last one. Mike, I don’t know if you can give us, what was your average realized feed costs in terms of corn and soybean meal? Is that something you can provide roughly?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
No, we don’t provide that. Do you mean the absolute dollar amount?

Pablo Zuanic - J.P. Morgan - Analyst
Yes, or do you do an average corn price for the year, say $2.00, $2.30?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
We don’t give that number.

Pablo Zuanic - J.P. Morgan - Analyst
That’s fine. Thank you very much.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
Thank you.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you, Pablo.

Operator
We will go next to [Mitch Norton] with [Sanfeld Wed.]

Mitch Norton - Sanfeld Wed - Analyst
Yes, hi.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

Mitch Norton - Sanfeld Wed - Analyst
A question regarding the feed costs. You said you were assuming in ‘07 they would be 100 million higher and that was based upon grain costs not increasing for the year, is that right? I am wondering why you were aggressive in that regard, with regard to grain costs. The trend appears to be higher especially given ethanol.

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Final Transcript
Lampkin Butts - Sanderson Farms - President, COO
Yes, let me make sure to be clear what that $100 million is. That is based on yesterday’s close for corn and soy. As Joe mentioned, we haven’t priced any of our needs for ‘07, and so what we did was we took the price of corn and soy as it closed yesterday, and assumed that if we priced out our year, based on that price, that’s where that $100 million comes from. But again, I caution you, as Joe said, prices have been very volatile, and I can’t — we obviously can’t assure anybody that that same price is going to be available to us in January, or that it won’t even be lower than that.

Mitch Norton - Sanfeld Wed - Analyst
Well, we can only make our best guess, but clearly from the discussions at the Chicken Council and from just the trends that have been occurring, wouldn’t you agree that pricing at this point will continue to increase?

Lampkin Butts - Sanderson Farms - President, COO
Well, it came down yesterday. It came down $0.12.

Joe Sanderson - Sanderson Farms - Chairman, CEO
And the last five trading days, corn is down $0.20 a bushel. And soybean meal is down $10 a ton. And that is material. That is 3/4 of $0.01 a pound on our live costs. I don’t — I may — I didn’t try to make any representations about what I think the grain market is going to do over the next 10 months of our fiscal year. I don’t know. I do think it is going to be strong. I do think it is going to bounce around a lot, because of weather reports and because of anticipation of planted acreage, and then weather reports in South America, and acres in China, and strength of the dollar, and I don’t know. he $100 million is just to give you a feel for what we are — that may be the minimum we are looking at and it may be the maximum. We don’t know yet.

Mitch Norton - Sanfeld Wed - Analyst
And one more question. Can you just clarify what you said earlier about what increase in pricing you need on your side to offset the grain situation?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, what you need — if you took the $100 million, you would need — we will do around — or close to, we think, around 2 billion pounds dressed, so that gives you $0.05 a pound. You’re looking at a minimum of $0.05 a pound to cover that cost, and you are not going to get $0.05 a pound on livers and gizzards and backs and such as that. So that kind of tells you what you need to do on breasts and legs and the Georgia dock and wings. And there are a lot of combinations to do that, but the most reasonable scenario would be to move — for the market to move back to the five-year averages. And we think that is possible.

Mitch Norton - Sanfeld Wed - Analyst
Great. Thanks very much.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

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Final Transcript
Operator
We will go next to John Kohler with Oppenheimer & Company.

John Kohler - Oppenheimer & Company - Analyst
Hi. Good morning, gentlemen.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

John Kohler - Oppenheimer & Company - Analyst
You made reference that you thought current production cuts would be enough to increase prices going forward into ‘07. Is that going to be current production cuts, will that be enough to — do you think — I know it is sort of speculation on your part, to increase prices enough to offset that $100 million increase in feed costs, assuming that was what you actually ended up booking, or what percentage of production do you think would be necessary to recoup that?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, we saw prices recover very well in the fourth quarter, part of the fourth quarter, at least the first half of our fiscal fourth quarter, with really no decrease in production over 2005. Weren’t we processing about the same number of pounds, close to it? And the industry just went flat in the fourth quarter, our fourth quarter, and it resulted in improved market conditions. And nobody can gauge what a 1% cut would yield, or a 2% or a 3% cut in pounds would yield, but I would think it would be significant, if it does indeed occur.

John Kohler - Oppenheimer & Company - Analyst
Okay. And as sort of a follow-up, the increase in grain costs obviously is going to go across protein sectors. At what point does chicken become more competitive on a per cost basis compared to beef or pork?

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, on a cost basis, chicken will always have an advantage because of the feed conversion, but the cost doesn’t really — it is the pounds of pork and the pounds of beef and the pounds of chicken in the marketplace that determines the price of all three of the commodities. So —

John Kohler - Oppenheimer & Company - Analyst
Right, I’m sorry. I meant on a consumer level. Is there a price differential that would make chicken more attractive than pork or beef in your — ?

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Final Transcript
Joe Sanderson - Sanderson Farms - Chairman, CEO
I think it is always more attractive because of the built-in cost advantage and the resulting price levels. So — and I don’t think you’re anywhere near seeing beef breakout and prices go way up. Feed lots are full, and I don’t think you’re anywhere near seeing a competition like that.

John Kohler - Oppenheimer & Company - Analyst
Okay. One last question then if I may, given the low interest rate environment, and the Company’s basically finishing up your CapEx budget in ‘07 for expansion plans, is, any plan to try to lock in a lower rate as opposed to letting it go on the revolver?

Mike Cockrell - Sanderson Farms - Treasurer, CFO
No, not at this time. We’ve got a $50 million fixed piece that we priced in this year at a good rate, and our revolving credit facility floats off of LIBOR, so it is a floating rate with an attractive spread, and we don’t have any plans at this time to — .

John Kohler - Oppenheimer & Company - Analyst
Great. Thank you very much.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

Operator
As a reminder, that is star one if do you have a question. We will go next to [Matt Shannon] with [Somerset] Capital Advisors.

Matt Shannon - Somerset Capital Advisors - Analyst
Hi, guys.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Good morning.

Matt Shannon - Somerset Capital Advisors - Analyst
I apologize for not seeing you at the Chicken Council, so this is a little bit new to me, but what is your sort of big picture for corn dynamics going forward? I’m not talking three, six months but maybe the foreseeable future, two, three four years here, and how is that going to inform your decision at which prices to hedge. Are the days of $3 corn a thing of the past?

Joe Sanderson - Sanderson Farms - Chairman, CEO
I wouldn’t think so. I haven’t run — I haven’t seen a table going out over the next four years. But for sure, we believe that you’re going to see an increase in usage of corn with ethanol. We don’t think the export market, the animal feeders around the world

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Final Transcript
are going to stop, so we just — we think that the demand for corn is going to continue. We think there probably will be more acres planted. We think over time, there will be higher yielding plants. And at the end of the day, economics is going to dictate where the corn goes. Right now, it is going to ethanol. There is a better economic return with ethanol than there is with a chicken plant. And so we think that some of this ethanol is institutionalized now, with plants built and demand for crude across the globe fairly strong. So we think we’re looking at higher priced corn for a period of time.

Matt Shannon - Somerset Capital Advisors - Analyst
So what would — what would you consider to be opportunistic on your part on the hedging program? What sort of pullback would you need to see to make that likely?

Joe Sanderson - Sanderson Farms - Chairman, CEO
I don’t know yet. But we’ve bought — I paid, in 2004, we paid $2.80 and $3.00 a bushel for corn, and maybe $3.20, I don’t remember exactly, but we priced way ahead in 2004, and that was good for six months, and bad for three months. So we’ve done it before. The price is relative. It doesn’t — $2.20 and $3.20 is a big difference. But it is — it is not something that is insurmountable. This is not the highest I’ve seen corn in my career. I cannot give you the year, but it was — when did we have $5.00 corn? We have to have corn, and we are going to buy it, and pay for it what we have to, and I don’t have a feel yet for — this market frankly moves — we thought all of this was going to happen, the fight between acres of corn and soy. The wildcard in this was the report by the Australian Wheat Board in September and everything took off as a result of it, and that, it doesn’t surprise me, but we were not anticipating that.

Matt Shannon - Somerset Capital Advisors - Analyst
And I guess my second question is on the SG&A line. I guess last year was sort of artificially inflated because of some of the start-up costs for Georgia and then this year, it looks like was artificially deflated because of the lack of bonuses and lack of accruals. What is a normalized rate for you guys? I know it has been creeping down over the years.

Mike Cockrell - Sanderson Farms - Treasurer, CFO
It was somewhat artificial because if you consider bonuses and retirement plan accruals artificial, we didn’t accrue any of those this year. We also didn’t spend nearly as much on our advertising budget. That is not necessarily artificial. That was between $10 and $13 million. The — going forward, I think the same rate that we had this year is reasonable for next year. I think that is decent for a model.

Matt Shannon - Somerset Capital Advisors - Analyst
Okay. Terrific. Thanks.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

Operator
We will go next to [Matt Servage] with [Skovia Capital.]

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Final Transcript
Matt Servage - Skovia Capital - Analyst
Hi, guys. Nice quarter.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

Matt Servage - Skovia Capital - Analyst
I’m just following up on Pablo’s question on consolidation in the industry. By my calculations, Pilgrim’s is trading at about 40% of revenues and they paid right around 50% of revenues for Gold Kist. Given that you guys are trading at 70% of revenues, despite lower margins than those guys, why wouldn’t you take advantage of that and go try to buy some smaller private companies with stock? It seems like it is a great use of capital.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, I lost you when you said lower margins.

Matt Servage - Skovia Capital - Analyst
Well, over the last — I am just looking over the last year. The gross margins and EBITDA margins. But in any case, the question, regardless of where you stand on the margins, is you guys are trading at about a 40 or 50% premium to Pilgrim’s on a revenue basis and it seems like if you can go out and buy revenues where Pilgrim’s has just bought revenues, you ought to be doing it.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, we look at those things all the time, and look at the opportunities that we see. And for the last year, there hasn’t been anything that we thought was reasonably priced, because of the profits of 2004 and ‘05. We didn’t think there was anything reasonably priced for us to buy. But was anything reasonably priced for us to buy. But we will look at that. We look at it all the time.

Matt Servage - Skovia Capital - Analyst
What do you consider a reasonable price to — ?

Joe Sanderson - Sanderson Farms - Chairman, CEO
I have no idea. It depends on what the asset is, where it is, and what it does, and if they bring any market to us. I mean that is a very important thing.

Matt Servage - Skovia Capital - Analyst
Did you consider Gold Kist? I know they are big for you guys to swallow but given the premium that you trade at over where they ended up trading?

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Final Transcript
Joe Sanderson - Sanderson Farms - Chairman, CEO
Well, our balance sheet would not have allowed that deal for us. $1 billion on our balance sheet is not doable.

Matt Servage - Skovia Capital - Analyst
But with stock, if you could have gotten them to take stock, it might have worked?

Joe Sanderson - Sanderson Farms - Chairman, CEO
No comment.

Matt Servage - Skovia Capital - Analyst
Okay. Thank you.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you.

Operator
That does conclude today’s question-and-answer session. We will turn the call back over to Joe Sanderson for any additional or closing remarks.

Joe Sanderson - Sanderson Farms - Chairman, CEO
Thank you very much, and thank all of you for joining us today. On behalf of everyone at Sanderson Farms, we wish you all a very happy holiday season and a happy, prosperous and safe new year. Thank you.

Operator
Thank you for your participation on today’s call. You may disconnect at this time.

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